UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013

EPOCRATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35062	94-3326769
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1100 Park Place, Suite 300 San Mateo, California	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 227-1700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On January 11, 2013, Stephen Bushansky filed a class action lawsuit in the Superior Court of the State of California, County of San Mateo, purportedly on behalf of the stockholders of Epocrates, Inc., against Epocrates and its directors, alleging, among other things, Epocrates’ directors breached their fiduciary duties to the stockholders of Epocrates in connection with the proposed merger of Epocrates with athenahealth, Inc.  The complaint seeks, among other things, to enjoin the defendants from completing the merger as currently contemplated.

Epocrates and its directors intend to take all appropriate actions to defend the suit.

It is possible that additional similar complaints may be filed in the future. If this does occur, Epocrates does not intend to announce the filing of any similar complaints.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPOCRATES, INC.

Dated: January 16, 2013
	By:	/s/ Matthew A. Kaminer
Matthew A. Kaminer
General Counsel and Secretary